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                                                                     EXHIBIT 3.1

                              ARTICLES OF MERGER
                                      OF
                           KMC ACQUISITION SUB, INC.
                                 WITH AND INTO
                               FIELDWORKS, INC.

     Pursuant to Section 302A.621 of the Minnesota Business Corporation Act, the Minnesota parent business corporation hereinafter named does hereby certify that:

     FIRST: The name of the subsidiary corporation, which is a business corporation of the State of Minnesota, is KMC Acquisition Sub, Inc. ("Subsidiary").

     SECOND: The name of the parent corporation, which is a business corporation of the State of Minnesota, and which is to be the surviving corporation, is FieldWorks, Inc. ("Parent").

     THIRD: The number of outstanding shares of Subsidiary is 100, all of which are of one class, and all of which are owned by Parent.

     FOURTH: The following is the Plan of Merger for merging Subsidiary with and into Parent as was approved by the Board of Directors of Parent in the manner prescribed by Section 302A.621 of the Minnesota Business Corporation Act on June 4, 2001.

                  1. Parent, which is a business corporation of
               the State of Minnesota and is the owner of all of the outstanding shares of Subsidiary, which is also a business corporation of the State of Minnesota, hereby merges Subsidiary with and into Parent pursuant to the provisions of the Minnesota Business Corporation Act.

                  2. The separate existence of Subsidiary shall
               cease upon the effective date of the merger
               pursuant to the provisions of the Minnesota
               Business Corporation Act; and Parent shall
               continue its existence as the surviving
               corporation pursuant to the provisions of said Minnesota Business Corporation Act; provided,
                                                   ---------
               however, that upon the effectiveness of the
               --------
               merger, Article I of the articles of incorporation of Parent shall be amended to read in its entirety as follows:

                    The name of this corporation is Kontron
                    Mobile Computing, Inc.

                  3. The issued shares of Subsidiary shall not be
               converted in any manner, but each said share which is issued as of the effective date of the merger shall be surrendered and extinguished.
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                  4. The issued shares of Parent shall not be
               converted in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of Parent.

                  5. The Board of Directors and the proper
               officers of Parent are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

     FIFTH: Parent will continue its existence as the surviving corporation pursuant to the provisions of the Minnesota Business Corporation Act; provided,
                                                                      ---------
however, that upon the effectiveness of the Merger, Article I of the articles of
--------
incorporation of Parent shall be amended to read in its entirety as set forth in the Plan of Merger included in Article FOURTH above.

     SIXTH: The Merger shall be effective as of the date of filing of these Articles of Merger.


     Dated as of this 4th day of June, 2001.



                                       FIELDWORKS, INC.


                                       By: /s/ Thomas Sparrvik
                                           -------------------

                                           Name: Thomas Sparrvik
                                           Title: President and Chief Executive
                                                  Officer

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